Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of The Pennant Group, Inc. of our report dated February 12, 2019, relating to the financial statement of The Pennant Group, Inc. as of January 24, 2019, appearing in Exhibit 99.1 of Amendment No. 3 of the Registration Statement on Form 10 of The Pennant Group, Inc. filed on September 3, 2019.

/s/ Deloitte & Touche LLP

Costa Mesa, California
September 25, 2019